SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549



                                  FORM 11-K



(Mark one)

( X )            ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                 For the fiscal year ended December 31, 1993

                                      OR

(   )            TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                 For the transition period from         to

                        Commission file number 1-8608



                        NYNEX Corporation Savings Plan
                            for Salaried Employees



                              NYNEX Corporation
            1113 Westchester Avenue, White Plains, New York 10604

Item 1.  Financial Statements and Exhibits.

    (a)  Financial Statements of the Plan* included herein:

           Report of Independent Accountants

           Financial Statements:

             Statements of Net Assets Available for Plan Benefits as of
               December 31, 1993 and 1992

             Statements of Changes in Net Assets Available for Plan
               Benefits for the Years Ended December 31, 1993, 1992 and 1991

             Notes to Financial Statements

           Schedules:

             Item 27a - Schedule of Assets Held for Investment Purposes
               as of December 31, 1993

             Other schedules are omitted because the information
               required is contained in the financial statements

    (b)  Exhibits:

           (23) Consent of Coopers & Lybrand



    *This and certain other capitalized terms used but not defined herein shall have their respective meanings as defined in the Plan Prospectus.

                      REPORT OF INDEPENDENT ACCOUNTANTS



To the Savings Plan Committee
of NYNEX Corporation:


We have audited the statements of net assets available for plan benefits of the NYNEX Corporation Savings Plan for Salaried Employees as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended
December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the NYNEX Corporation Savings Plan for Salaried Employees as of December 31, 1993 and 1992 and changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule of assets held for investment purposes as of December 31, 1993 is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly presented in all material respects in relation to the basic financial statements taken as a whole.




COOPERS & LYBRAND


New York, New York
April 15, 1994

                           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                            Statement of Net Assets Available for Plan Benefits
                                             December 31, 1993
                                           (Dollars in Thousands)
                                                        Diversified
                                               NYNEX     Telephone                Diversified  Guaranteed
                                               Shares    Portfolio   Government      Equity     Interest
                                                Fund      ("DTP")    Obligations   Portfolio      Fund
ASSETS
Investments at value (Note 3)(cost $2,249,621)
  see Schedule of Assets Held for
  Investment Purposes:
    NYNEX Corporation common shares           $587,441   $ 13,457    $    -        $   -       $    -
    DTP common shares, excluding NYNEX
      Corporation common shares                   -       158,007         -            -            -
    Government Obligations pooled fund            -          -         165,921         -            -
    Other marketable securities pooled fund       -          -            -         383,401         -
    Contracts with insurance companies
      and other financial institutions            -          -            -            -        740,775
    Temporary cash investments                   2,623         30           15          163         448
    Receivable for loans to Plan
      participants                                -          -            -            -            -
      Total Investments                        590,064    171,494      165,936      383,564     741,223

Allotments and contributions receivable
  (Note 7)                                       2,748       -             450        2,804       3,062
InterFund, interPlan and other
  transfers receivable--net                      1,361       -            -           2,685         237
Dividends and interest receivable                8,845        892            1            3         -
        Total Assets                           603,018    172,386      166,387      389,056     744,522

LIABILITIES
Accrued expenses                                    25         10            5           12          16
InterFund, interPlan and other
    transfers payable - net                       -           898        3,504         -            -
Notes payable (Note 10)                           -          -            -            -            -
        Total Liabilities                           25        908        3,509           12          16
          Net Assets Available for Plan
            Benefits (Notes 1 and 4)          $602,993   $171,478     $162,878     $389,044    $744,506





                                     See notes to financial statements.









                                                     4

                         NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                          Statement of Net Assets Available for Plan Benefits
                                           December 31, 1993
                                         (Dollars in Thousands)

                                                             Employee Stock
                                                 Loan        Ownership Plan
                                                 Fund    Allocated  Unallocated     Total
ASSETS
Investments at value (Note 3)(cost $2,249,621)
  see Schedule of Assets Held for
  Investment Purposes:
    NYNEX Corporation common shares            $   -     $136,341     $382,095   $1,119,334
    DTP common shares, excluding NYNEX
      Corporation common shares                    -         -            -         158,007
    Government Obligations pooled fund             -         -            -         165,921
    Other marketable securities pooled fund        -         -            -         383,401
    Contracts with insurance companies
      and other financial institutions             -         -            -         740,775
    Temporary cash investments                     -          359           17        3,655
    Receivable for loans to Plan
      participants                              61,017       -            -          61,017
      Total Investments                         61,017    136,700      382,112    2,632,110

Allotments and contributions receivable
  (Note 7)                                         -        3,124         -          12,188
InterFund, interPlan and other
  transfers receivable--net                        585       -            -           4,868
Dividends and interest receivable                  -        2,006        5,618       17,365
        Total Assets                            61,602    141,830      387,730    2,666,531

LIABILITIES
Accrued expenses                                   -           21         -              89
InterFund, interPlan and other
    transfers payable - net                        -          406         -           4,808
Notes payable (Note 10)                            -         -         430,053      430,053
        Total Liabilities                          -          427      430,053      434,950
          Net Assets Available for Plan
            Benefits (Notes 1 and 4)           $61,602   $141,403    $(42,323)   $2,231,581





                                   See notes to financial statements.

                              NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                               Statement of Net Assets Available for Plan Benefits
                                                December 31, 1992
                                              (Dollars in Thousands)


                                               NYNEX                              Diversified  Guaranteed
                                               Shares                Government      Equity     Interest
                                                Fund        DTP      Obligations   Portfolio      Fund
ASSETS
Investments at value (Note 3)(cost $2,099,656)
    NYNEX Corporation common shares           $589,894   $ 14,879     $   -        $   -       $   -
    NYNEX Corporation common shares
      distributable                              1,103         38         -            -           -
    DTP common shares, excluding NYNEX
      Corporation common shares                   -       150,289         -            -           -
    DTP common shares distributable,
      excluding NYNEX Corporation common
      shares                                      -           383         -            -           -
    Government Obligations pooled fund            -          -         170,609         -           -
    Other marketable securities pooled fund       -          -            -         310,345        -
    Contracts with insurance companies
      and other financial institutions            -          -            -            -        671,789
    Temporary cash investments                     366      1,038           15           67       9,803
    Receivable for loans to Plan participants     -          -            -            -           -
      Total Investments                        591,363    166,627      170,624      310,412     681,592

Allotments and contributions receivable
  (Note 7)                                       2,948       -             549        2,178       3,652
InterFund, interPlan and other
  transfers receivable--net                       -          -             -          2,026         270
Dividends and interest receivable                8,062        915            2            3        (105)
        Total Assets                           602,373    167,542      171,175      314,619     685,409

LIABILITIES
InterFund, interPlan and other
  transfers payable--net                         1,440      1,173          478         -             27
Notes payable (Note 10)                           -          -            -            -           -
        Total Liabilities                        1,440      1,173          478         -             27
          Net Assets Available for Plan
            Benefits (Notes 1 and 4)          $600,933   $166,369     $170,697     $314,619    $685,382




                                        See notes to financial statements.





                                                        5

                       NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                        Statement of Net Assets Available for Plan Benefits
                                         December 31, 1992
                                       (Dollars in Thousands)

                                                            Employee Stock
                                                Loan        Ownership Plan
                                                Fund    Allocated  Unallocated     Total
ASSETS
Investments at value (Note 3)(cost $2,099,656)
    NYNEX Corporation common shares            $  -      $102,720     $416,128   $1,123,621
    NYNEX Corporation common shares
      distributable                               -          -            -           1,141
    DTP common shares, excluding NYNEX
      Corporation common shares                   -          -            -         150,289
    DTP common shares distributable,
      excluding NYNEX Corporation common
      shares                                      -          -            -             383
    Government Obligations pooled fund            -          -            -         170,609
    Other marketable securities pooled fund       -          -            -         310,345
    Contracts with insurance companies
      and other financial institutions            -          -            -         671,789
    Temporary cash investments                    -           153            3       11,445
    Receivable for loans to Plan participants   53,047       -            -          53,047
      Total Investments                         53,047    102,873      416,131    2,492,669

Allotments and contributions receivable
  (Note 7)                                        -         2,992         -          12,319
InterFund, interPlan and other
  transfers receivable--net                       -          -            -           2,296
Dividends and interest receivable                 -         1,425        5,755       16,057
        Total Assets                            53,047    107,290      421,886    2,523,341

LIABILITIES
InterFund, interPlan and other
  transfers payable--net                           999        356         -           4,473
Notes payable (Note 10)                           -          -         431,587      431,587
        Total Liabilities                          999        356      431,587      436,060
          Net Assets Available for Plan
            Benefits (Notes 1 and 4)           $52,048   $106,934     $ (9,701)  $2,087,281




                                 See notes to financial statements.

                            NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                        Statement of Changes in Net Assets Available for Plan Benefits
                                     For the Year Ended December 31, 1993

                                            (Dollars in Thousands)

                                               NYNEX                              Diversified  Guaranteed
                                               Shares                Government      Equity     Interest
                                                Fund       DTP       Obligations   Portfolio      Fund

Employee allotments                           $ 34,659   $   -        $  6,154     $ 31,022    $ 41,125
Employing Company contributions (Note 7)         3,947       -             747        2,412       5,309
Allocation of shares to participants               -         -             -            -           -
Supplemental contributions                         -         -             -            -           -
Transfers of participants' balances--net       (8,649)     (8,645)     (13,846)       24,732      (4,813)
Transfer for loan repayment                        -         -             -            -           -
    Total allotments, contributions,
      allocations and transfers                 29,957     (8,645)      (6,945)       58,166      41,621

Investment income:
    Dividends on NYNEX Corporation
      common shares                             33,979        809          -            -           -
    Other dividends                                -        6,334          -             19         -
    Interest                                     1,461         17          200          884      52,752

Net appreciation (depreciation)
  in the fair value of investments            (27,509)     16,220        8,872       33,777         -

        Total increase                          37,888     14,735        2,127       92,846      94,373

Less:  Administrative expenses                     250         77          176          244         296
       Distributions to participants            35,578      9,549        9,770       18,177      34,953
       Interest on loan                            -         -                          -           -

        Net increase (decrease)                  2,060      5,109       (7,819)      74,425      59,124

Net Assets Available for Plan Benefits:

  Beginning of year--January 1, 1993           600,933    166,369      170,697      314,619     685,382

  End of year--December 31, 1993 (Note 4)     $602,993   $171,478     $162,878     $389,044    $744,506




                                      See notes to financial statements.






                                                      6

                       NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                   Statement of Changes in Net Assets Available for Plan Benefits
                                For the Year Ended December 31, 1993

                                       (Dollars in Thousands)

                                                              Employee Stock
                                                   Loan       Ownership Plan
                                                   Fund   Allocated  Unallocated     Total

Employee allotments                            $   -     $    -       $    -     $  112,960
Employing Company contributions (Note 7)           -       25,458          -         37,873
Allocation of shares to participants               -       15,973      (15,973)         -
Supplemental contributions                         -          -         15,554       15,554
Transfers of participants' balances--net         9,554       (977)         -         (2,644)
Transfer for loan repayment                        -       (3,100)       3,100          -
    Total allotments, contributions,
      allocations and transfers                  9,554     37,354        2,681      163,743

Investment income:
    Dividends on NYNEX Corporation
      common shares                                -        7,167       22,935       64,890
    Other dividends                                -          -            -          6,353
    Interest                                       -           66           46       55,426

Net appreciation (depreciation)
  in the fair value of investments                 -      (5,940)     (18,060)        7,360

        Total increase                           9,554     38,647        7,602      297,772

Less:  Administrative expenses                     -          227          -          1,270
       Distributions to participants               -        3,951          -        111,978
       Interest on loan                            -          -         40,224       40,224

        Net increase (decrease)                  9,554     34,469     (32,622)      144,300

Net Assets Available for Plan Benefits:

  Beginning of year--January 1, 1993            52,048    106,934      (9,701)    2,087,281

  End of year--December 31, 1993 (Note 4)      $61,602   $141,403    $(42,323)   $2,231,581




                                 See notes to financial statements.

                            NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                        Statement of Changes in Net Assets Available for Plan Benefits
                                     For the Year Ended December 31, 1992

                                            (Dollars in Thousands)



                                               NYNEX                              Diversified  Guaranteed
                                               Shares                Government      Equity     Interest
                                                Fund       DTP       Obligations   Portfolio      Fund

Employee allotments                           $ 35,151   $   -        $  6,789     $ 23,196    $ 46,935
Employing Company contributions (Note 7)         4,589       -             902        2,144       6,462
Allocation of shares to participants              -          -            -            -           -
Supplemental contributions                        -          -            -            -           -
Transfers of participants' balances--net      (15,596)   (12,709)        1,927        9,880       2,411
Notes payable prepayment credits                  -          -            -            -           -

    Total allotments, contributions,
      allocations and transfers                 24,144   (12,709)        9,618       35,220      55,808

Investment income:
    Dividends on NYNEX Corporation
      common shares                             33,347        903         -            -           -
    Other dividends                               -         7,164         -               7        -
    Interest                                     1,300         28          210          625      54,894

Net appreciation
  in the fair value of investments              22,853     16,452       10,357       23,215        -

        Total increase                          81,644     11,838       20,185       59,067     110,702

Less:  Distributions to participants            65,308     22,822       19,788       32,177      63,402
       Interest on loan                           -          -            -            -           -

        Net increase (decrease)                 16,336   (10,984)          397       26,890      47,300

Net Assets Available for Plan Benefits:

  Beginning of year--January 1, 1992           584,597    177,353      170,300      287,729     638,082

  End of year--December 31, 1992 (Note 4)     $600,933   $166,369     $170,697     $314,619    $685,382




                                      See notes to financial statements.







                                                      7

                       NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                   Statement of Changes in Net Assets Available for Plan Benefits
                                For the Year Ended December 31, 1992

                                       (Dollars in Thousands)



                                                              Employee Stock
                                                  Loan        Ownership Plan
                                                  Fund    Allocated  Unallocated     Total

Employee allotments                            $  -      $   -        $   -      $  112,071
Employing Company contributions (Note 7)          -        24,805         -          38,902
Allocation of shares to participants              -        18,500      (18,500)         -
Supplemental contributions                        -          -          22,334       22,334
Transfers of participants' balances--net         9,462       (472)        -          (5,097)
Notes payable prepayment credits                  -          -           4,509        4,509

    Total allotments, contributions,
      allocations and transfers                  9,462     42,833        8,343      172,719

Investment income:
    Dividends on NYNEX Corporation
      common shares                               -         4,890       23,394       62,534
    Other dividends                               -          -            -           7,171
    Interest                                      -            49           21       57,127

Net appreciation
  in the fair value of investments                -         4,567       15,302       92,746

        Total increase                           9,462     52,339       47,060      392,297

Less:  Distributions to participants              -         4,796         -         208,293
       Interest on loan                           -         2,310       42,954       45,264

        Net increase (decrease)                  9,462     45,233        4,106      138,740

Net Assets Available for Plan Benefits:

  Beginning of year--January 1, 1992            42,586     61,701      (13,807)   1,948,541

  End of year--December 31, 1992 (Note 4)      $52,048   $106,934     $ (9,701)  $2,087,281




                                 See notes to financial statements.


                              NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                          Statement of Changes in Net Assets Available for Plan Benefits
                                       For the Year Ended December 31, 1991

                                              (Dollars in Thousands)



                                               NYNEX                              Diversified  Guaranteed
                                               Shares                Government      Equity     Interest
                                                Fund       DTP       Obligations   Portfolio      Fund

Employee allotments                           $ 37,275   $      6     $  6,636     $ 16,946    $ 52,580
Employing Company contributions (Note 7)         5,207       -             997        1,844       7,312
Allocation of shares to participants              -          -            -            -           -
Supplemental contributions                        -          -            -            -           -
Transfers of participants' balances--net          (634)   (12,031)        2,887       7,602      (3,759)
Transfer for loan repayment                       -          -            -            -           -

    Total allotments, contributions,
      allocations and transfers                 41,848    (12,025)       10,520      26,392      56,133

Investment income:
    Dividends on NYNEX Corporation
      common shares                             31,788      1,013         -            -           -
    Other dividends                               -         7,905         -           3,717        -
    Interest                                     1,379         38        6,095          466      52,757

Net appreciation
  in the fair value of investments              67,270      8,321       11,711       61,484        -

        Total increase                         142,285      5,252       28,326       92,059     108,890

Less:  Distributions to participants            38,460     13,346       10,097       16,131      35,508
       Interest on loan                           -          -            -            -           -

        Net increase (decrease)                103,825    (8,094)       18,229       75,928      73,382

Net Assets Available for Plan Benefits:

  Beginning of year--January 1, 1991           480,772    185,447      152,071      211,801     564,700

  End of year--December 31, 1991 (Note 4)     $584,597   $177,353     $170,300     $287,729    $638,082




                                        See notes to financial statements.







                                                        8

                         NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                     Statement of Changes in Net Assets Available for Plan Benefits
                                  For the Year Ended December 31, 1991

                                         (Dollars in Thousands)



                                                              Employee Stock
                                                 Loan        Ownership Plan
                                                 Fund    Allocated  Unallocated     Total

Employee allotments                            $  -       $  -        $   -      $  113,443
Employing Company contributions (Note 7)          -        18,017         -          33,377
Allocation of shares to participants              -        23,607      (23,607)        -
Supplemental contributions                        -         (172)       36,392       36,220
Transfers of participants' balances--net        12,153       -            -           6,218
Transfer for loan repayment                       -         (155)          155         -

    Total allotments, contributions,
      allocations and transfers                 12,153     41,297       12,940      189,258

Investment income:
    Dividends on NYNEX Corporation
      common shares                               -         2,362       24,078       59,241
    Other dividends                               -          -            -          11,622
    Interest                                      -            51           24       60,810

Net appreciation
  in the fair value of investments                -         2,705       52,477      203,968

        Total increase                          12,153     46,415       89,519      524,899

Less:  Distributions to participants               702      1,273         -         115,517
       Interest on loan                           -          -          50,870       50,870

        Net increase (decrease)                 11,451     45,142       38,649      358,512

Net Assets Available for Plan Benefits:

  Beginning of year--January 1, 1991            31,135     16,559      (52,456)   1,590,029

  End of year--December 31, 1991 (Note 4)      $42,586    $61,701     $(13,807)  $1,948,541




                                   See notes to financial statements.


            NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES

                        NOTES TO FINANCIAL STATEMENTS


1.  Plan Description

  The Plan* was established by NYNEX Corporation ("NYNEX") to provide a convenient way for salaried employees to save on a regular and long-term basis. Participants are able to invest in one or various allowable combinations of four funds: NYNEX Shares Fund, Government Obligations, the Diversified Equity Portfolio and the Guaranteed Interest Fund. Effective September 1, 1993, with certain limitations, a participant may transfer, in 1 percent increments, between 1 percent and 100 percent of that participant's interest in a given fund to another fund four times each year.

  The Plan was amended effective February 15, 1990 to include an employee stock ownership plan ("ESOP") which was designed to invest primarily in NYNEX shares. During February 1990, the Trust related to the ESOP borrowed $449,296,875 from NYNEX which funded the purchase of 5,625,000 shares of NYNEX stock. The shares are allocated to participant accounts as the Employing Company makes matching contributions. Effective July 1, 1990, Employing Company contributions related to employee Basic Pre-Tax Allotments are allocated to employees in the form of NYNEX stock from the ESOP.

  The NYNEX Shares Fund invests primarily in the Common Stock of NYNEX.

  The Diversified Telephone Portfolio ("DTP") contains shares of American Telephone and Telegraph Company ("AT&T") and of NYNEX and the other regional holding companies formed in connection with the court-ordered divestiture effected by AT&T on January 1, 1984. Initial investments in the DTP represented amounts previously invested in the AT&T Shares Fund of the predecessor Bell System Savings Plan for Salaried Employees.
  No new contributions or allotments may be invested in the DTP under the Plan and all earnings of the DTP will be invested in the NYNEX Shares Fund.

  The Diversified Equity Portfolio invests in a Bankers Trust Company pooled Equity Index Fund. This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard and Poors Composite Index of 500 stocks.

  The Government Obligations fund invests in a Bankers Trust Company pooled Short Government Bond Index Fund. This fund invests primarily in fixed income securities of the United States Government or any agency thereof with the objective of providing investment results which approximate the overall performance of the securities included in the Lehman Brothers Inc. 1 - 3 year Government Index.


  *This and certain other capitalized terms used but not defined herein shall have their respective meanings as defined in the Plan Prospectus.

            NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES

     The Guaranteed Interest Fund invests in contracts issued by one or more insurance companies or other financial institutions which guarantee by agreement the repayment of principal plus (i) a fixed rate of interest for a fixed period of time or (ii) a fixed rate of interest for a fixed or indefinite period of time combined with the right to participate in income earned above such fixed rate. Such fund is not guaranteed by any of the Employing Companies. Effective September 1, 1993, the Plan was changed to allow greater flexibility in investing in a wider range of interest bearing investments by redefining the types of investments permitted under the Guaranteed Interest Fund.

     Pursuant to the Plan, loans were initially made available to certain Participating Employees in 1987. The amount that an eligible employee may borrow is limited by certain factors, including the employee's vested interest in the respective employee's pre-tax account. Except under certain circumstances, the loans provide for periodic repayments over a period not to exceed five years, at an interest rate determined under the Plan. Effective September 1, 1993, employees also may prepay the entire loan, at any time after the first of the month following the loan effective date. Loans are collateralized by the employee's account.

     Bankers Trust Company is the Trustee for the Plan.

     For a complete description of the Plan, participants should refer to the Plan Prospectus.

2.   Dispositions and Plan Amendments

     The following companies were disposed of on the dates indicated and are no longer actively contributing to the Plan:

         BIS Banking Systems, Inc.               (7/14/93)
         Leroux, Pitts and Associates, Inc.      (8/20/93)
         NYNEX ALLINK                           (12/31/93)
         Lamarian Systems, Inc.                   (1/5/94)

     Effective September 1, 1993, the Plan was changed in certain respects, including the following:

     - to provide that a Participating Employee may apply for a loan immediately upon having a sufficient Pre-Tax Allotment Account balance available under the Plan, may prepay a loan, at any time after the first of the month following the loan effective date and may initiate a new loan the month following the payoff of the existing loan.

     - to permit the Committee to set loan interest rates; for loan cycles beginning September 16, 1993, the Committee set the loan interest rates based on the prime rate.

            NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES

     - to increase the number of allotment changes to 12 times per calendar year.

     - to increase the number of investment direction changes to 12 times per calendar year.

     - to restructure the hierarchical sequence of withdrawals to allow participants access to the greatest amount of basis available without incurring penalty or forfeiture (according to Internal Revenue Service Regulations).

     - to allow beneficiaries an additional election to receive cash for investments in NYNEX Shares, DTP and the ESOP Fund.

     - to eliminate the 6 month period during which a transfer of plan balances between non-salaried and salaried plans must occur after a change of status; the transfer can take place at any time.

     - to allow Government Obligations fund to be transferred directly to Guaranteed Interest Fund; eliminate 6 month waiting period on transfers from Government Obligations fund to Guaranteed Interest Fund.

     - to eliminate unrestricted transfers from Guaranteed Interest Fund to Government Obligations fund and allow Guaranteed Interest Fund transfers into Government Obligations fund after they have been transferred into and remain at least three months in NYNEX Shares, the Diversified Equity Portfolio or any other applicable funds.

     - to increase the number of fund transfers from 2 times a year with a six month wait between transfers to 4 times a year, but no more frequently than once in any 3 month period.

     - to allow fund transfers in 1 percent increments (currently 50% or 100%).

     - to allow special opportunities, as determined by NYNEX, to transfer Guaranteed Interest Fund assets to Government Obligations.

     Effective January 1, 1993, the Plan was changed in certain respects, including the following:

         -to provide that the Plan pay administrative fees out of its trusts to the extent permitted by law.

     The Plan is being administered in compliance with the Unemployment Compensation Amendments Act of 1992 and the regulations thereunder and will be amended on or before the date required by law.

            NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES

     Effective during 1992, the Plan was changed in certain respects, including the following:

     - to provide that certain employees of BIS Banking Systems, Inc. could participate in the profit sharing portion of the Plan with limited Employing Company matching contributions (see "Dispositions"); and

     - to provide that a Participating Employee may not roll over into the Plan any amounts that are attributable to amounts that were at any time held under any plan maintained by NYNEX or any of its directly or indirectly owned subsidaries.

3.   Accounting Policies

     Change in Accounting Principle

     During 1993, the Plan changed its method of accounting for distributions payable. Distributions payable were previously reported as a liability in the Statement of Net Assets Available for Plan Benefits. In May 1993, the American Institute of Certified Public Accountants issued a new audit and accounting guide (the "Guide"). The Guide states that benefit amounts should not be accrued as liabilities. Therefore, a retroactive adjustment has been made to reflect the effect of the change in accounting principle in the Statement of Net Assets Available for Plan Benefits and the Statement of Changes in Net Assets Available for Plan Benefits as of and for the year ended December 31, 1992.

     Assets allocated for benefits payable to persons who have elected to withdraw from the Plan but have not yet been paid amounted to approximately $8,980,000 and $9,565,000 at December 31, 1993 and 1992,
     respectively (see Note 11).

     Value of Investments

     The value of NYNEX shares and the value of the shares of each company in the DTP are determined on the basis of the closing price per share as quoted by the New York Stock Exchange Composite Transactions listing on December 31 or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made.

     The value of the Plan's investment in the pooled Equity Index Fund included in the Diversified Equity Portfolio and the pooled Short Government Bond Index Fund included in the Government Obligations fund is based on each pooled fund's respective per share value. The trustee of the pooled funds determines per share value based upon market value of the underlying securities held by the funds at December 31.

            NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES

     The value of each contract with an insurance company or other financial institution included in the Guaranteed Interest Fund is determined at December 31, based upon the principal then invested in the fund plus the interest then credited on such principal, which approximates the estimated market value.

     Purchases and Sales of Investments

     Purchases and sales of investments are reflected as of the trade date.

     Realized gains and losses on sales of investments are determined on the basis of average cost.

     Investment Income

     Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

     Appreciation (Depreciation) of Investments

     The Statement of Changes in Net Assets Available for Plan Benefits reflects the net appreciation (depreciation) in the fair value of the Plan's investments, which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

     Reclassification

     Certain components of the prior year's Statement of Net Assets Available for Plan Benefits and Statement of Changes in Net Assets Available for Plan Benefits have been reclassified to conform with the current year's presentation.

            NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES

4.   Number and Value of Units

     The interest of an employee in each Fund of the Plan, with the exception of the Loan Fund, is represented by units as described in Section 8 of the Plan.  The number and value of units at each month end, carried to the fourth decimal place, were as follows:
                                          December 31, 1993       December 31, 1992
                                         Number      Value       Number     Value
                                        of Units    per Unit    of Units   per Unit*

     NYNEX Shares Fund                 129,348,623   $4.6618   130,087,979   $4.6194
     Diversified Telephone Portfolio    14,802,063   11.5847    15,749,360   10.5635
     Government Obligations             20,133,716    8.0898    22,193,334    7.6914
     Diversified Equity Portfolio       37,621,201   10.3411    33,471,133    9.3997
     Guaranteed Interest Fund          179,497,034    4.1477   177,581,380    3.8595
     Employee Stock Ownership Plan     111,411,125    1.2692    84,908,687    1.2594

                                                          Diversified
                          NYNEX Shares Fund           Telephone Portfolio
                         Number       Value          Number         Value
     1993               of Units     Per Unit       of Units       Per Unit

     January          130,091,031    $4.5112       15,749,417     $10.5362
     February         129,505,416     4.9921       15,574,668      11.3196
     March            129,311,329     5.1051       15,513,327      11.5432
     April            129,070,752     4.6744       15,380,020      11.0997
     May              129,317,150     4.6276       15,312,168      11.3918
     June             129,312,229     5.0871       15,261,944      12.0014
     July             129,378,893     5.0591       15,204,644      12.1918
     August           129,406,722     5.2096       15,183,785      12.7368
     September        129,578,575     5.2200       15,117,402      12.4552
     October          128,845,043     4.8134       14,992,052      12.4137
     November         129,059,584     4.8562       14,930,888      11.8075

                   Government Obligations       Diversified Equity Portfolio
                    Number       Value          Number              Value
     1993          of Units     Per Unit       of Units            Per Unit

     January      22,197,625     $7.7321       33,426,354          $9.4356
     February     22,078,098      7.7927       33,672,263           9.5645
     March        22,032,363      7.8147       33,913,227           9.7645
     April        22,036,834      7.8615       34,603,768           9.5351
     May          21,754,457      7.8419       35,051,869           9.7864
     June         21,656,654      7.8975       35,567,749           9.8160
     July         21,547,281      7.9156       35,898,317           9.7752
     August       21,536,320      7.9827       36,317,136          10.1400
     September    21,461,701      8.0088       36,597,553          10.0640
     October      21,392,317      8.0234       36,730,034          10.2728
     November     20,839,248      8.0247       36,896,796          10.1838

            NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES

                  NOTES TO FINANCIAL STATEMENTS (Continued)
                Guaranteed Interest Fund        Employee Stock Ownership Fund
                   Number        Value              Number        Value
     1993         of Units      Per Unit           of Units      Per Unit

     January     177,590,058    $3.8677           84,879,431     $1.2368
     February    177,798,535     3.8902           87,095,700      1.3668
     March       177,947,458     3.9150           89,240,955      1.3976
     April       179,124,049     3.9388           93,404,663      1.2857
     May         179,197,874     3.9636           95,615,216      1.2663
     June        179,077,764     3.9878           98,098,300      1.3899
     July        178,939,279     4.0116          100,172,398      1.3823
     August      179,567,619     4.0354          101,952,412      1.4235
     September   179,207,756     4.0587          104,001,354      1.4262
     October     178,636,594     4.0825          105,487,988      1.3205
     November    179,597,497     4.1055          107,503,628      1.3289

* The value per unit has been adjusted to reflect the change in accounting principle described above (see "Change in Accounting Principle").

5.   Number of Participants
     As of December 31, 1993, the number of participants currently contributing to the Plan, by investment direction described in Section 7 of the Plan, was:

    Entirely in the NYNEX Shares Fund                                  3,462
    Entirely in Government Obligations                                   301
    Entirely in the Diversified Equity Portfolio                       2,534
    Entirely in the Guaranteed Interest Fund                           4,202
    Equally in the NYNEX Shares Fund and Government Obligations          401
    Equally in the NYNEX Shares Fund and the Diversified
      Equity Portfolio                                                 2,033
    Equally in the NYNEX Shares Fund and the Guaranteed
      Interest Fund                                                    2,663
    Equally in Government Obligations and the
      Diversified Equity Portfolio                                       632
    Equally in the Diversified Equity Portfolio and
      the Guaranteed Interest Fund                                     1,759
    Equally in the NYNEX Shares Fund, Government
      Obligations and the Diversified Equity Portfolio                   520
    Equally in the NYNEX Shares Fund, the Diversified
      Equity Portfolio and the Guaranteed
      Interest Fund                                                    1,065

6.  Federal Income Taxes

    In June 1993, the Internal Revenue Service issued a determination that the Plan meets the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and is exempt from federal income taxes under Section 501(a) of the Code. For information on the federal income tax status of the employee with respect to the Plan, participants should refer to the Plan Prospectus.

            NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES

7.  Allotments and Contributions

    As a general rule, an Eligible Employee may authorize a basic allotment from 2% to 6% of Salary. A supplementary allotment of not more than 10% of Salary may be authorized by employees electing the maximum 6% basic allotment. Employing Company matching contributions are made based upon an amount equal to 66 2/3% of the authorized Basic After-Tax Allotment and 75% of the authorized Basic Pre-Tax Allotment of each participating employee. Such matching contributions on authorized Basic Pre-Tax Allotments are invested only in NYNEX shares and are placed in an employee stock ownership plan account within the Plan. Eligible Employees of certain of the companies which participate in the Plan are subject to different rules concerning allotments, company matching contributions and participation in the ESOP. For a detailed discussion of these differences, participants should refer to the Plan Prospectus.

    Contributions are subject to applicable rules set forth in the Code and the regulations thereunder.

    All units forfeited under the Plan by an employee shall be applied as a credit to reduce subsequent contributions of the Employing Company at the time of forfeiture.

8.  Termination Priorities

    In the event that the Plan is terminated, subject to conditions set forth in the Employee Retirement Income Security Act of 1974, as amended, the Plan provides that the net assets shall be distributed to participating employees in an amount equal to their respective interests in such assets.

9.  Plan Expenses

    Prior to 1993, Plan expenses, which related primarily to the cost of administering the Plan, were paid by NYNEX. Effective January 1, 1993, the Plan will pay certain administrative fees out of its trusts to the extent permitted by law and fees not paid by the Plan will be paid by NYNEX.

10. Indebtedness

    During 1990, pursuant to the NYNEX Employee Stock Ownership Trust, the ESOP Trust issued a Secured Promissory Note of $449,296,875 to NYNEX for the purpose of purchasing shares of common stock of NYNEX. The Secured Promissory Note is collateralized by all shares of common stock of NYNEX acquired by the ESOP Trust. The borrowings bear interest at 9.778% and have maturities from February 1, 1996 through February 1, 2015.
    Principal amounts of $13,347,843, $14,625,445 and $15,806,690 will mature in 1996, 1997 and 1998, respectively.  Employing Company

            NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES contributions to the ESOP Fund and dividends on unallocated shares for 1993 of $15,553,739 and $22,935,093, and for 1992 of $22,334,071 and
    $23,393,604, respectively, were used to pay interest on the debt and to prepay $1,533,866 and $7,709,987 of the principal during 1993 and 1992, respectively.

11. Reconciliation of Form 11-K to Form 5500
    The Department of Labor requires that amounts allocated to accounts of persons who have elected to withdraw from the Plan but have not yet been paid be reported as liabilities on the Plan's Form 5500. In accordance with the American Institute of Certified Public Accountants audit and accounting guide, benefit amounts should not be accrued as liabilities of the Plan. The following is a reconciliation to the amounts reported on Form 5500.

     Distributions to participants as presented
     in the Statement of Changes in Net Assets
     Available for Plan Benefits for the year
     ended December 31, 1993                                  $111,978,000


     Benefits claims payable presented in the
     Statement of Net Assets Available for Plan
     Benefits contained in Form 5500 as of
     December 31, 1993 (see Note 3)                              8,980,000


     Less Benefits claims payable presented in the
     Statement of Net Assets Available for Plan
     Benefits contained in Form 5500 as of
     December 31, 1992 (see Note 3)                              9,565,000



     Benefit payment and payments to provide benefits:
     Directly to Participants and beneficiaries presented
     in the Statement of Changes in Net Assets Available
     for Plan Benefits contained in Form 5500 for the year
     ended December 31, 1993                                  $111,393,000



                              NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                            ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                              (Dollars in Thousands)
                                                                                   December 31, 1993
                                                                         Number of
                                                                         Shares or
                                                                         Principal
                 Name of Issuer and Title of Issue                        Amount           Cost           Value


NYNEX SHARES FUND
  NYNEX Corporation common shares*--97.4% .......................   14,640,268 shs       $436,601        $587,441
  Temporary Cash Investments--.4% ...............................           $2,623          2,623           2,623


         Total NYNEX Shares Fund--97.8% .........................                         439,224         590,064


DIVERSIFIED TELEPHONE PORTFOLIO
  NYNEX Corporation common shares--7.84% ........................      335,382 shs          5,361          13,457

  Other common shares:
    American Information Technologies Corporation ...............          253,283          5,941          19,439
    American Telephone and Telegraph Company ....................          801,669         13,183          42,088
    Bell Atlantic Corporation ...................................          337,317          5,857          19,986
    BellSouth Corporation .......................................          373,220          7,495          21,647
    Pacific Telesis Group, Inc. .................................          338,665          4,161          18,373
    Southwestern Bell Corporation ...............................          508,285          5,304          21,094
    U S WEST Inc. ...............................................          335,266          4,914          15,380


         Total Other common shares--92.14% ......................                          46,855         158,007


  Temporary Cash Investments--.02% ..............................              $30             30              30


         Total Diversified Telephone Portfolio--100.0%                                     52,246         171,494


GOVERNMENT OBLIGATIONS
  Pooled Short Government Bond Index Fund*--101.9% ..............  138,438,605 shs        141,108         165,921
  Temporary Cash Investments-- ..................................              $15             15              15


         Total Government Obligations--101.9% ...................                         141,123         165,936


                                     NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                             ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (Continued)

                                                     (Dollars in Thousands)
                                                                                                    December 31, 1993
                                                                                          Number of
                                                                                          Shares or
                                                                                          Principal
                 Name of Issuer and Title of Issue                                         Amount           Cost       Value

DIVERSIFIED EQUITY PORTFOLIO

  Pooled Equity Index Fund*--98.6% ..................................................... 387,302 shs      $298,385   $383,401

  Temporary Cash Investments ...........................................................        $163           163        163

              Total Diversified Equity Portfolio:--98.6% ...............................                   298,548    383,564

GUARANTEED INTEREST FUND
  Contracts with Insurance Companies and other Financial Institutions:+
    American International Life Assurance Company, 5.63%-7.64%, matures 6/30/96-3/31/98.      47,794        47,794     47,794
    Bankers Trust Company, 8.95%, matures 10/01/94 .....................................      15,461        15,461     15,461
    Connecticut General Life Insurance Company, 4.52%-6.66%, matures 12/31/94-3/31/97...      86,641        86,641     86,641
    Hartford Life Insurance Company, 4.68%, matures 3/20/95 ............................      32,669        32,669     32,669
    Phoenix Home Life Insurance Company, 8.80%, matures 9/30/94.........................       8,922         8,922      8,922
    John Hancock Mutual Life Insurance Company, 6.00%-8.60%, matures 10/01/94-10/01/97..      17,815        17,815     17,815
    Metropolitan Life Insurance Company*, 5.65%-8.80%, matures 6/30/94-9/30/98..........     115,113       115,113    115,113
    Morgan Bank (Delaware), 8.88%, matures 1/01/94 ....................................       10,217        10,217     10,217
    Mutual Benefit Life Insurance Company, 4.00%, matures 12/31/00-12/31/04.............       3,965         3,965      3,965
    New York Life Insurance Company*, 5.88%-7.65%, matures 12/31/96-12/31/98............     164,660       164,660    164,660
    Provident National Assurance Company, 9.58%, matures 6/30/94-6/30/95................      15,248        15,248     15,248
    The Prudential Insurance Company of America, 6.63%-8.85%,
       matures 3/31/94-3/31/98 .........................................................     114,771       114,771    114,771
    State Mutual Company, 8.38%-8.40%, matures 3/31/95-3/31/96..........................      31,878        31,878     31,878
    The Travelers Insurance Company, 8.61%, matures 10/01/94............................      13,283        13,283     13,283
    Union Bank of Switzerland, 5.08%-6.86%, matures 4/01/94-9/30/98.....................      62,338        62,338     62,338

              Total Contracts with Insurance Companies and
                other Financial Institutions:--99.5% ...................................                   740,775    740,775

  Temporary Cash Investments:--.1% .....................................................        $448           448        448

              Total Guaranteed Interest Fund:--99.6% ...................................                   741,223    741,223

LOAN FUND
  Receivable for loans to Plan
    Participants --  99.1% .............................................................      61,017        61,017     61,017

              Total Loan Fund: -- 99.1% ................................................      61,017        61,017     61,017


                              NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                      ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (Continued)

                                              (Dollars in Thousands)
                                                                                   December 31, 1993
                                                                         Number of
                                                                         Shares or
                                                                         Principal
                                                                          Amount            Cost          Value

EMPLOYEE STOCK OWNERSHIP PLAN
  Allocated
  NYNEX Corporation common share*:--96.4%......................    3,397,899 shs       $  135,555      $  136,341
  Temporary Cash Investments--.3%..............................             $359              359             359

              Total Allocated:--96.7%..........................                           135,914         136,700

  Unallocated
  NYNEX Corporation common shares*.............................    9,522,611 shs          380,309         382,095
  Temporary Cash Investments...................................              $17               17              17

              Total Unallocated................................                           380,326         382,112


                 Total Employee Stock Ownership Plan...........                           516,240         518,812


                       GRAND TOTAL:--117.9%....................                        $2,249,621      $2,632,110




<F01>
* Investment represents 5% or more of the Plan's Net Assets Available for Plan Benefits.

<F02>
+ The contracts with insurance companies and other financial institutions guarantee both the crediting of interest at a stated rate on monies placed with them and the repayment of principal to meet disbursement needs of the
  Fund. Collectively, these contracts result in a composite interest rate.  The composite interest rate for the calendar year 1993 was approximately 7.1%. The composite interest rate for calendar years after 1993 may be either higher or lower due to changing market conditions.

<F03>
  The amount of interest credited to the Fund is a function of the timing and size of the remittance of participants' allotments, company contributions and proceeds from maturing contracts. Participant-directed transactions may also cause the actual yield for 1994 to vary from the composite rate for 1993.

<F04>
NOTE:  Percentages represent percentage of each fund's net assets available for Plan benefits.










                                                        20



                                                   Exhibit (23)







                      CONSENT OF INDEPENDENT ACCOUNTANTS











We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-51897, 2-94110, 33-21635, 33-27802, 33-16570,
2-95634 and 2-95780) of NYNEX Corporation of our reports dated April 15, 1994 on our audits of the financial statements of the NYNEX Corporation Savings
Plan for Salaried Employees and the NYNEX Corporation Savings and Security
Plan (Non-Salaried Employees) as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993 and the accompanying schedules of assets held for investment purposes as of December 31, 1993, which are included in the Annual Reports on Form 11-K for the above referenced Plans filed, by amendment, as exhibits to the Annual Report on Form 10-K of NYNEX Corporation for the year ended December 31, 1993.






COOPERS & LYBRAND




New York, New York
April 26, 1994










                                      21





                                  SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the Savings Plan Committee of NYNEX Corporation has duly caused this annual report to be signed by the undersigned thereunto duly authorized.





                                       NYNEX CORPORATION SAVINGS
                                         PLAN FOR SALARIED EMPLOYEES




                                       By       D. J. Sacco

                                              (D. J. Sacco, Chairman,
                                               Savings Plan Committee)



Date: April 27, 1994










